Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       19,886,691
CITIGROUP, INC.                             52-1568099       26,183,783
BANK OF AMERICA SECURITIES LLC              56-2058405       20,671,820
BNP PARIBAS SECURITIES CORP.                13-3235334       24,320,580
JPMORGAN CHASE & CO.                        13-3224016        6,810,169
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,218,606
MORGAN STANLEY CO INCORPORATED              13-2665598        5,406,016
TORONTO DOMINION BANK                       13-5640479        7,957,949
DEUTSCHE BANK SECURITIES, INC.              13-2730328        3,903,143
WELLS FARGO BANK                            41-0449260        5,788,943






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       19,449,427
CITIGROUP, INC.                             52-1568099        4,990,278
BANK OF AMERICA SECURITIES LLC              56-2058405        4,168,930
BNP PARIBAS SECURITIES CORP.                13-3235334          247,324
JPMORGAN CHASE & CO.                        13-3224016        6,792,861
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,715,952
MORGAN STANLEY CO INCORPORATED              13-2665598        3,043,947
TORONTO DOMINION BANK                       13-5640479            3,528
DEUTSCHE BANK SECURITIES, INC.              13-2730328        3,242,550
WELLS FARGO BANK                            41-0449260          641,850




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    138,593,611 D. Total Sales: 57,625,534

                               SCREEN NUMBER : 12